UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Nuveen Pennsylvania Investment Quality Municipal Fund

(Exact Name of Registrant as Specified in Its Charter)

MASSACHUSETTS	36-3743025
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 West Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Class to be so Registered	Name of Exchange On Which Class is to be Registered
MuniFund Term Preferred Shares of Beneficial Interest, $10.00 liquidation preference per share, 2.10% Series 2015 and 2.15% Series 2015	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-190000

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The shares to be registered hereunder are MuniFund Term Preferred Shares of beneficial interest, par value $0.01 and $10.00 liquidation preference per share, 2.10% Series 2015 and 2.15% Series 2015 (the “MTP Shares”), of Nuveen Pennsylvania Investment Quality Municipal Fund (the “Registrant”). The description of the MTP Shares is contained in the proxy statement/prospectus and in the related exhibits included in the registration statement on Form N-14, filed by the Registrant under the Securities Act of 1933, as amended, on August 29, 2013 (333-190000), and such description as included in the proxy statement/prospectus filed pursuant to Rule 497 on September 6, 2013.

The description of MTP Shares contained in such filings is deemed incorporated herein by reference and made part of this registration statement.

Item 2. Exhibits.

1(a)	Amended and Restated Declaration of Trust dated May 29, 1991 is incorporated herein by reference to Registrant’s Registration Statement on Form N-2 (File No. 333-80871) filed on June 17, 1999.

1(b)	Certificate of Amendment to Declaration of Trust dated October 22, 1992 is incorporated herein by reference to Registrant’s Registration Statement on Form N-2 (File No. 333-80871) filed on June 17, 1999.

1(c)	Certificate of Amendment to Declaration of Trust dated August 6, 2010 is incorporated herein by reference to Registrant’s Registration Statement on Form N-14 (File No. 333-190000) filed on July 17, 2013.

2	By-Laws, Amended and Restated as of November 18, 2009, are incorporated herein by reference to Registrant’s Registration Statement on Form N-14 (File No. 333-190000) filed on July 17, 2013.

3	Form of Statement Establishing and Fixing the Rights and Preferences of Registrant’s MuniFund Term Preferred Shares with Form of Appendix A and Form of Appendix B is filed herewith.

4	Specimen Certificate of Shares of the Registrant is filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 31, 2014

NUVEEN PENNSYLVANIA INVESTMENT QUALITY MUNICIPAL FUND

By:	/s/ Kevin J. McCarthy

Name:	Kevin J. McCarthy
Title:	Vice President and Secretary